Exhibit 5.3
[TAFT STETTINIUS & HOLLISTER LLP LETTERHEAD]
May 28, 2020
Diversified Healthcare Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
Ladies and Gentlemen:
We have acted as special Indiana counsel to CSL GROUP, INC., an Indiana corporation (“CSL”), and O.F.C. Corporation, an Indiana corporation (“OFC” and together with CSL, the “Opinion Parties” and each an “Opinion Party”), relating to the registration by Diversified Healthcare Trust, a real estate investment trust organized under Maryland law (the “Company”), under the Securities Act of 1933, as amended (the “Act”), and the issuance from time to time in one or more offerings of one or more series of debt securities (the “Debt Securities”) to be guaranteed by certain subsidiaries of the Company, including the Opinion Parties (collectively, the “Guarantors”), pursuant to the registration statement on Form S-3, filed with the Securities and Exchange Commission (the “Commission”) on June 22, 2018, as amended by Post-Effective Amendment No. 1 filed with the Commission on the date hereof (as so amended, the “Registration Statement”).
In connection with this opinion, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion and have examined the Indenture, dated February 18, 2016 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have further assumed that the issuance of, and certain terms of, the guarantees to be issued by the Opinion Parties from time to time with respect to any series of Debt Securities (the “Guarantees”) will be authorized and approved by the Board of Directors of each Opinion Party, or a duly authorized committee thereof, in accordance with the provisions of the Indiana Business Corporation Law, the articles of incorporation of such Opinion Party (as amended, restated or otherwise modified from time to time), and the bylaws of such Opinion Party (as amended, restated or otherwise modified from time to time) (such approval referred to herein as the “Corporate Proceedings”).
We have relied as to certain matters on information furnished by public officials, officers of the Company and the Guarantors, and other sources believed by us to be responsible.
Based upon and subject to the foregoing and subject also to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that: (i) each Opinion Party is a corporation incorporated and validly existing under the laws of the State of Indiana; (ii) each Opinion Party possesses the corporate power and authority to execute and deliver one or more supplemental indentures to the Indenture, to perform its obligations thereunder and to issue the Guarantees pursuant to the terms thereof; and (iii) upon the completion of all Corporate Proceedings, the issuance of the Guarantees by each Opinion Party will be duly authorized by all requisite corporate action on the part of such Opinion Party.
We are members of the bar of the State of Indiana. We do not express any opinion herein on any laws other than those of the State of Indiana.
We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are “experts” under the Act or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement, including this exhibit.
This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein. Sullivan & Worcester LLP, counsel to the Company, may rely on this opinion in connection with an opinion of even date herewith to be issued by it relating to the issuance of the Debt Securities.
Very truly yours,
/s/ Taft Stettinius & Hollister LLP